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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 6, 1998 included in Eagle Geophysical, Inc.'s annual report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                           /s/ ARTHUR ANDERSEN LLP
Houston, Texas
September 18, 1998